UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2026

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Centre Street S.E.
Calgary, Alberta, Canada
T2G 1A6

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GTE	NYSE American Toronto Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 18, 2026, Gran Tierra Energy Inc., a Delaware corporation (the “Company”), issued US$487,590,000 aggregate principal amount of its 9.750% Senior Secured Amortizing Notes due 2031 (the “Notes”) and paid US$125,000,000 in cash consideration, in exchange for US$616,984,000 aggregate principal amount of the Company’s 9.500% Senior Secured Amortizing Notes due 2029 (the “Existing Notes”).

The Notes were issued to holders of Existing Notes reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2), and outside of the United States, to holders of Existing Notes who are not U.S. persons and who are not acquiring the Notes for the account or benefit of a U.S. person, in offshore transactions in compliance with Regulation S under the Securities Act, and pursuant to certain prospectus exemptions in Canada. The issuance of the Notes closed on February 18, 2026.

The Notes were issued pursuant to an indenture, dated as of February 18, 2026 (the “Indenture”), among the Company, certain of its subsidiaries as guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee. The Notes are guaranteed on a senior basis by the subsidiary guarantors party to the Indenture, and secured by a first lien priority interest in the capital stock of certain subsidiary guarantors.

The Notes bear interest at a rate of 9.750% per year, accruing from February 18, 2026, and payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2026. The Notes mature on April 15, 2031, unless earlier redeemed or repurchased. Subject to adjustment for required minimum denominations, the principal amount of the Notes will be amortized over three installments: (i) 15.0% of the original principal amount of the Notes on October 15, 2029; (ii) 15.0% of the original principal amount of the Notes on October 15, 2030; and (iii) the remaining principal amount of the Notes then outstanding on the maturity date.

The Company may redeem the Notes (i) at any time prior to April 15, 2028, in whole or in part, at a price equal to the principal amount of the Notes being redeemed plus a “make-whole” premium, together with any accrued and unpaid interest to, but excluding the date of redemption, (ii) on or after April 15, 2028, at its option, all or any portion of the Notes for cash at the redemption prices specified in the Indenture, together with any accrued and unpaid interest to the date of redemption, or (iii) on or before April 15, 2028, up to 35% of the aggregate principal amount of the Notes, in an amount not greater than the net cash proceeds from certain equity offerings. No sinking fund is provided for the Notes.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its subsidiaries to: incur additional indebtedness; incur liens; make restricted payments; pay dividends or make distributions in respect of capital stock; consummate asset sales; enter into sale and lease-back transactions; enter into certain transactions with affiliates; or consolidate, merge or sell all or substantially all of their assets. These restrictions, however, are subject to a number of important exceptions and qualifications.

If the Company undergoes a change of control, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a change of control repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the change of control repurchase date.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, copies of which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Indenture related to the 9.750% Senior Secured Amortizing Notes due 2031, dated as of February 18, 2026, among Gran Tierra Energy Inc., the guarantors named therein, and U.S. Bank Trust Company, National Association.
4.2	Form of 9.750% Senior Secured Amortizing Notes due 2031 (included as Exhibit A to Exhibit 4.1).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2026	GRAN TIERRA ENERGY INC.

	By:	/s/ Ryan Ellson
		Name:	Ryan Ellson
		Title:	Executive Vice President and Chief Financial Officer